UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2016

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, CO	80903
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Century Casinos, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on June 9, 2016. The final voting results on each proposal brought before the Annual Meeting are as follows:

Proposal 1: To elect two Class I directors to the Company’s Board of Directors

	For	Against	Abstain	Broker Non-Votes
Robert S. Eichberg	18,419,516	509,148	1,392	2,780,477
Dr. Dinah Corbaci	18,085,568	843,539	949	2,780,477

Proposal 2: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016

For	Against	Abstain
21,692,931	13,471	4,101

Proposal 3: To  consider and vote upon an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
13,355,695	5,557,781	16,580	2,780,477

Proposal 4: To approve and adopt the Century Casinos, Inc. 2016 Equity Incentive Plan

v
	For	Against	Abstain	Broker Non-Votes
	17,908,312	1,009,703	12,041	2,780,477

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: June 10, 2016	By: /s/ Margaret Stapleton
Margaret Stapleton
Executive Vice President and Principal Financial/ Accounting Officer